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                                                                       EXHIBIT 8

                                 April 12, 2001



National-Oilwell, Inc.
10000 Richmond Avenue, 4th Floor
Houston, Texas 77042-4200

Ladies and Gentlemen:

We have acted as counsel to National-Oilwell, Inc. (the "Company"), a Delaware corporation, in connection with the offer by the Company to exchange $1,000 principal amount of its 6 1/2% Senior Notes due 2011, Series B (the "Exchange Notes") for each $1,000 principal amount, respectively, of its 6 1/2% Senior Notes due 2011 (the "Original Notes"), up to an aggregate of $150,000,000 principal amount of Original Notes (the "Exchange Offer"). The Exchange Notes and the Original Notes are referred to herein collectively as the "Notes." The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 with respect to the Exchange Offer (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies of the Registration Statement and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company, and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

On the basis of the foregoing and upon consideration of applicable law, we are of the opinion that, subject to the qualifications stated therein, the discussion as to the United States federal income tax matters set forth under the caption "Federal Income Tax Considerations" in the Prospectus contained in the Registration Statement summarizes the material United States federal income tax consequences relevant to the Exchange Offer and to the purchase, ownership and disposition of the Notes.


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National-Oilwell, Inc.
April 12, 2001
Page 2

We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement and to the references to our firm under the heading "Federal Income Tax Considerations" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                                Very truly yours,



                                                Bracewell & Patterson, L.L.P.